GREEN DOT CORPORATION
1675 N. FREEDOM BLVD (200 WEST) BUILDING 1
PROVO, UTAH 84604

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GDOT2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94714-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREEN DOT CORPORATION

The Board of Directors recommends you vote FOR the following:	**For**	**Against**	**Abstain**
1. To adopt the Agreement and Plan of Merger, dated as of November 23, 2025 (the "Merger Agreement"), by and among Green Dot Corporation ("Green Dot"), CommerceOne Financial Corporation, Compass Sub North, Inc. ("New CommerceOne"), Compass Sub East, Inc., and Compass Sub West, Inc. (the "Green Dot Merger Proposal").	☐	☐	☐
2. To approve the transactions contemplated by the Separation Agreement, dated as of November 23, 2025 (the "Separation Agreement"), by and among Green Dot, Green Dot OpCo, LLC and New CommerceOne (the "Green Dot Separation Proposal").	☐	☐	☐
3. To approve, on an advisory (non-binding) basis, the transaction-related compensation payments that will or may be paid to named executive officers of Green Dot in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement.	☐	☐	☐
4. To adjourn the Special Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve both the Green Dot Merger Proposal and the Green Dot Separation Proposal, to establish a quorum or to ensure that any supplement or amendments to the accompanying proxy statement/prospectus is timely provided to holders of Green Dot common stock.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on June 23, 2026:
The Notice and Proxy Statement is available at www.proxyvote.com.

V94715-TBD

GREEN DOT CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
JUNE 23, 2026, 12:00 P.M., MOUNTAIN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) William I Jacobs, Jess Unruh and Amy Pugh, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Green Dot Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 12:00 p.m., Mountain Time on June 23, 2026, virtually at www.virtualshareholdermeeting.com/GDOT2026SM, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side